AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT to the Advisory Agreement entered into on June 1, 2011 (“Original Agreement”) whereby RADIENT PHARMACEUTICALS CORPORATION, a Delaware corporation having its principal place of business at 2492 Walnut Avenue, Suite 100, Tustin, CA 92780-7039, its subsidiaries and affiliates (“The Company”) retained JFS Investments located at 35 Crest Loop, Staten Island, NY 10312, a Florida Corporation (''the Consultant") to render services as defined in the Original Agreement, is hereby made in order to amend Section 2 of the Original Agreement with regard to Consultant’s Compensation.

In consideration for the mutual premises herein, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following amendment to Section 2:

c.        The Company shall issue an additional 100,000,000 common shares of the Company, in addition to the Compensation previously agreed to in the Original Agreement. 50% of these shares shall be issued immediately and 50% shall be issued in equal installments over the next twelve (12) months.

d.        The Company shall immediately issue the shares due and owing from the Original Agreement. All shares shall be deemed fully vested.

e.        The shares described above shall be subject to the anticipated reverse split(s), will not be registered and are only available for sale under rule 144 (6-month hold).

By signing this Amendment, the Agreement shall hereby be extended for 12 months beginning November 1, 2011 through October 31, 2012.

Except as otherwise set forth herein, all terms and conditions in the Original Agreement shall remain in full force and effect and this Amendment shall not change or modify the Original Agreement other than described above.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the date written above.

Dated: November 21, 2011

Addendum terms accepted by:

Radient Pharmaceuticals Corporation

By:
Name:	Douglas C. MacLellan
Title:	Chief Executive Officer

JFS Investments

By:
Name:	Joe Salvani
Title:	President